Exhibit 10.72

APPLIED DIGITAL CORPORATION
SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Preferred Capital Securities, LLC, as dealer manager (the “Dealer Manager”) has entered into an exclusive Dealer Manager Agreement dated September ___, 2024 (the “Dealer Manager Agreement”), a copy of which has been attached hereto as Exhibit B, with Applied Digital Corporation (the “Company”) and is hereby incorporated herein by reference in its entirety, including the indemnification obligations of the Company, the Dealer Manager and the Selected Dealers as defined below. Under the Dealer Manager Agreement, the Dealer Manager has agreed to form a group of Financial Industry Regulatory Authority, Inc. (“FINRA”) member firms (the “Selected Dealers”) to obtain subscriptions for shares of Series E-1 Redeemable Preferred Stock (the “Shares”) in the Company in all states on a “best efforts” basis under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1 that has been prepared by the Company and filed with the Securities and Exchange Commission (the “Commission”) for the registration of the Shares under the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”). The Registration Statement on Form S-1 and the Prospectus contained therein, as finally amended on the date the registration statement is declared effective by the Commission, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that:

(i)	if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission;

(ii)	if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed; and

(iii)	if the Company files a new registration statement for the sale of the Shares, then the term “Registration Statement” shall, from and after the declaration of effectiveness of such registration statement, refer to the original registration statement and such new registration statement, and the term “Prospectus” shall refer to the prospectus included in the new registration statement, and any amendments thereto, then on file with the Commission.

As used herein, the terms “Registration Statement” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Prospectus or the Dealer Manager Agreement. You are hereby invited to become one of the Selected Dealers on a non-exclusive basis. By your acceptance below you agree to act in that capacity and to use your best efforts, in accordance with the terms and conditions of this agreement (the “Agreement”), to solicit subscriptions for Shares only from suitable investors and at the time the Shares in the Company are being offered in all states where you are duly registered or licensed as a broker-dealer. For avoidance of doubt, in no event shall you solicit subscriptions for Shares or otherwise offer and sell Shares in the Company’s Offering or conduct any related marketing activities until you have received written notice from the Company that the Registration Statement on Form S-1 has been declared effective by the Commission.

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I. Dealer Manager Agreement

By Selected Dealer’s acceptance of this Agreement, Selected Dealer will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled to offer and sell Shares in the Company’s Offering, subject to the terms and conditions of the Dealer Manager Agreement. Selected Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Selected Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and any supplement or amendment to the Prospectus furnished to Selected Dealer by the Dealer Manager or the Company (the “Supplemental Information”).

II. Submission of Orders

1. In soliciting persons to acquire Shares, you agree to comply with any applicable requirements of federal and state securities laws, the published rules and regulations thereunder and FINRA rules and, in particular, you agree that you will not give any information or make any representations other than those contained in the Prospectus and in any Authorized Sales Materials, as defined below.

2. Selected Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Shares pursuant to the terms set forth in this Agreement and the Prospectus. Selected Dealer hereby agrees to diligently make inquiries as required by this Agreement, as set forth in the Prospectus, and as required by all applicable laws, of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for each such investor.

3. With respect to Selected Dealer’s participation in any resales or transfers of the Shares, Selected Dealer agrees to comply with any applicable requirements set forth in this Agreement and the Prospectus in addition to applicable laws, rules, and regulations.

4. If using DRS Settlement:

(a)	payments for Shares shall be made by wire transfer to UMB Bank, N.A. (the “Escrow Agent”) or checks payable to “UMB Bank, N.A., Escrow Agent for Applied Digital Corporation”. Selected Dealer shall forward original checks for the purchase of Shares together with an original Subscription Agreement (as defined below), completed, executed and initialed where indicated by the subscriber as provided for in the Subscription Agreement, to the Dealer Manager at the address provided in the Subscription Agreement; and

(b)	when Selected Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check for the purchase of Shares were initially received by Selected Dealer from the subscriber, Selected Dealer shall transmit the Subscription Agreement and check for the purchase of Shares to the Dealer Manager by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to Selected Dealer’s internal supervisory procedures, Selected Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Selected Dealer shall transmit the check for the purchase of Shares and Subscription Agreement to the Final Review Office by the end of the next business day following Selected Dealer’s receipt of the Subscription Agreement and check for the purchase of Shares. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check for the purchase of Shares, forward both the Subscription Agreement and check for the purchase of Shares to the Dealer Manager. The Dealer Manager will transmit the Subscription Agreement and check for the purchase of Shares to the Escrow Agent by the end of the next business day following receipt of the check for the purchase of Shares and Subscription Agreement. If any Subscription Agreement solicited by Selected Dealer is rejected by the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within ten business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

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5. If using DTC Settlement, the Selected Dealer will coordinate for payment in connection with their electronically placed orders.

6. All subscriptions and orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company, which reserves the right to reject any subscription or order in its sole discretion for any or no reason. Further, the Company has the sole right to:

(a)	determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to the Selected Dealer;

(b)	to limit the total number of shares of Series E-1 Preferred Stock sold by all Selected Dealers per closing; and

(c)	to limit the total number of shares of Series E-1 Preferred Stock sold by the Selected Dealer.

Subscriptions and orders not accompanied by the required instrument of payment for Shares may be rejected. Issuance and delivery of a Share will be made only after the sale of a Share is deemed by the Company to be completed in accordance with Section 15.1 of the Dealer Manager Agreement. If a subscription or order is rejected, cancelled or rescinded for any reason, then Selected Dealer will return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Selected Dealer fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owed against future commissions or Dealer Manager Fees due and otherwise payable to Selected Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

III. Selected Dealers’ Commissions

1. Subject to any discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section III, the Dealer Manager agrees to pay the Selected Dealer selling commissions up to 6.0% of the Stated Value for the Series E-1 Preferred Stock for which a sale is completed in the Offering (“Selling Commissions”). Dealer Manager may reallow the Selling Commissions, subject to federal and state securities laws, to the Selected Dealer who sold Shares as described more fully in this Agreement. The Selling Commissions may be reduced or waived in certain circumstances. In no event shall the Selected Dealer be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement. The Company will not be liable or responsible to any Selected Dealer for direct payment of commissions to any Selected Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Selected Dealers. Notwithstanding the above, at the sole discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Selected Dealers on behalf of the Dealer Manager without incurring the liability therefor. For purposes of this Section III, Shares are “sold” for DRS Settlement only if an executed Subscription Agreement is accepted by the Company and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction pursuant to the Dealer Manager Agreement. For purposes of this Section III, Shares are “sold” for DTC Settlement only when electronically submitted orders are confirmed by the Dealer Manager.

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2. Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section III, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager a dealer manager fee in the amount of 2.0% of the Stated Value for the Series E-1 Preferred Stock (the “Dealer Manager Fee”) for which a sale is completed for such Shares in the offering. The Dealer Manager may in its sole discretion reallow a percentage of the Dealer Manager Fee, subject to federal and state securities laws, to a Selected Dealer who sold Shares, as described more fully in this Agreement and Exhibit A.

3. Notwithstanding the foregoing, no commission, payments or amounts whatsoever will be paid to the Selected Dealer under this Section III unless and until subscriptions for the purchase of Shares have been accepted by the Company and the gross proceeds of the Shares sold are received by the Company. The Selected Dealer hereby waives all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commissions from the Company. The Selected Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.

4. Subject to this Section III, the Dealer Manager may, in its sole discretion, request the Company to reimburse, to the Selected Dealer for reasonable accountable bona fide due diligence expenses to the extent permitted pursuant to FINRA rules. Due diligence expenses shall be considered underwriting compensation subject to the Compensation Cap (as defined below), provided such expenses have actually been incurred, are supported by detailed and itemized invoices provided to the Company and the Dealer Manager, and the Company had theretofore given its prior written approval of incurrence of such expenses.

5. Certain marketing expenses such as Selected Dealer conferences may be advanced to Selected Dealer and later deducted from the portion of the Dealer Manager Fee re-allowed to that Selected Dealer. Selected Dealer will repay any such advance to the extent not expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the Dealer Manager Fee that may otherwise be re-allowable to Selected Dealer.

6. Notwithstanding anything herein to the contrary, Selected Dealer will not be entitled to receive any Dealer Manager Fee which would cause the aggregate amount of selling commissions, dealer manager fees, non-cash compensation, and other forms of underwriting compensation (as defined in accordance with FINRA Rule 5110(j)(22)), including, without limitation, expenses reimbursed under Section III.4, received by the Dealer Manager, all Selected Dealers and others to exceed 8.0% of the gross proceeds raised from the sale of Shares in the Offering (the “Compensation Cap”).

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IV. Payment

Payments of compensation owed to Selected Dealer by the Dealer Manager will be made to Selected Dealer within 30 days of the receipt by the Dealer Manager of compensation associated therewith from the Company. Selected Dealer acknowledges that if the Company pays selling commissions or other compensation to the Dealer Manager, the Company is relieved of any obligation for selling commissions or other compensation that is owed by the Dealer Manager to Selected Dealer under this Agreement. The Company may rely on and use the preceding acknowledgment as a defense against any claim by Selected Dealer for selling commissions or other compensation the Company pays to the Dealer Manager, which the Dealer Manager fails to remit to Selected Dealer.

No selling commission or other compensation, or any reallowance thereof, will be payable with respect to any subscription for Shares that is rejected by the Company, the Transfer Agent or the Dealer Manager, or in the event subscriptions are not accepted if the Company terminates its Offering for any reason whatsoever prior to acceptance of the proceeds from such subscriptions.

V. Dealer Manager’s Authority

Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. The Dealer Manager shall not be under any liability to Selected Dealers, except: a) for its own lack of good faith; or b) for obligations expressly assumed by the Dealer Manager hereunder.

VI. Covenants of Selected Dealer

1. Prior to participating in the Offering, Selected Dealer will have reasonable grounds to believe, based on due diligence information reasonably requested by Selected Dealer and made available to Selected Dealer by the Dealer Manager and/or the Company, that all material facts are adequately and accurately disclosed in the Prospectus, as amended or supplemented, and the Prospectus provides a reasonable basis for evaluating the merits and risks of an investment in the Company and the Shares. In making this determination, the Selected Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interests and risk factors, and appraisals and other pertinent reports. If the Selected Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Selected Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

2. Selected Dealer agrees not to rely upon the due diligence efforts of the Dealer Manager in performing due diligence related to the Company (including its members, managers, officers, directors, employees, and affiliates), the Shares, or the suitability thereof for any Investors and in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating its participation in the Offering and the Company to the extent required by federal or state laws or FINRA. Selected Dealer further agrees to conduct its own due diligence investigation to make that determination independent of the efforts of the Dealer Manager and that it is solely responsible for performing adequate due diligence as required by federal and state law, rules and regulations, and/or FINRA.

3. In recommending a purchase of the Shares, the Selected Dealer or any person associated with the Selected Dealer shall have a reasonable basis to believe that the purchase is suitable for the customer, based on the information obtained through the reasonable diligence of the member or associated person to ascertain the customer’s investment profile. Further, the Selected Dealer must have reasonable grounds to believe that the information contained in the subscription agreement, if using DRS Settlement, and other investor forms, if using DTC Settlement, is true and correct in all material respects to such Investor and that such Investor will be acquiring Shares for investment and not with a view towards distribution.

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Selected Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Selected Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. The Selected Dealer agrees that it will retain in its records and make available to the Company and the Dealer Manager for a period of at least six (6) years following the termination of the Offering information disclosing the basis upon which the above determination of suitability was reached as to each such investor. In making this determination, the Selected Dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance and other pertinent information. Further, the Selected Dealer will obtain a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

4. Selected Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.

5. The Selected Dealer agrees as to retail customers (as defined in Regulation Best Interest) to whom it makes a recommendation with respect to the purchase of the Shares in the Offering it will abide by and comply with the applicable requirements of Regulation Best Interest, as adopted by the Commission on June 5, 2019, and the accompanying rules and forms, including but not limited to, the requirement that broker-dealers provide a Form CRS to its retail customers and the record-making and recordkeeping requirements.

6. For Shares a Selected Dealer has sold using DRS Settlement, Selected Dealer shall maintain all Subscription Agreements for at least six years or for a period of time not less than that required in order to comply with all applicable federal and other regulatory requirements. Selected Dealer may satisfy its obligation by contractually requiring Subscription Agreements to be maintained by the investment advisers or banks it engages. Selected Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer agrees to make Subscription Agreements and other documents and records, including, but not limited to, those documents and records evidencing its suitability determination, available to the Dealer Manager and the Company upon request, and representatives of the Commission and FINRA upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

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7. Selected Dealer hereby undertakes and agrees to comply with all obligations applicable to Selected Dealer under all applicable laws, rules and regulations, including those set forth by FINRA. In soliciting persons to acquire the Shares, Selected Dealer further agrees to comply with any applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), all applicable state and blue sky laws, Regulation Best Interest, the FINRA Rules applicable to the Offering from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), 5110 (Corporate Financing Rule), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering), other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of FINRA and, in particular, Selected Dealer agrees that it will not:

(a)	give any information or make any representations other than those contained in the Prospectus and in any supplemental sales literature or other Supplemental Information furnished to Selected Dealer by the Dealer Manager for use in making such solicitations;

(b)	discuss or otherwise use the Registration Statement for any other securities that are registered by the Company or its affiliates under the Securities Act in connection with the solicitation of investors in the Company’s Offering under this Agreement; or

8.	Selected Dealer will:

(a)	deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Shares prior to the tender of such person’s subscription agreement (the “Subscription Agreement”), if using DRS Settlement, or prior to submitting orders, if using DTC Settlement;

(b)	promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the Commencement Date and the termination of the Offering;

(c)	deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the Offering;

(d)	not use any sales materials in connection with the solicitation of purchasers of the Shares except Authorized Sales Materials;

(e)	to the extent the Company provides Authorized Sales Materials, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be amended or supplemented in the future; and

(f)	not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Authorized Sales Materials. Selected Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval.

As used in this Agreement, “Authorized Sales Materials” has the meaning set forth in the Dealer Manager Agreement, but excludes material or writing marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares.

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9. The Selected Dealer agrees that if it delivers the Prospectus, its exhibits and appendices and any other related Offering documents to a prospective Investor electronically via email or other electronic or digital delivery, the Selected Dealer will

(a)	receive such prospective Investor’s prior, informed consent to such delivery in the form provided by the Company; and

(b)	comply with all of the provisions of the Policy Regarding Use of Electronic Offering Documents and Subscription Agreements included in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Subscription Agreements, as agent of Issuer.

10. The Selected Dealer, as agent of the Company, agrees that if it uses electronic signatures in connection with the Offering, it will:

(a)	receive a prospective Investor’s prior, informed consent to obtain the use of electronic signatures in the form provided by the Issuer; and

(b)	comply with all of the provisions of the policy regarding use of electronic signatures including in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Signatures.

11. Selected Dealer hereby confirms that this Agreement, when executed by Selected Dealer, will have been duly and validly authorized, executed, and delivered by the Selected Dealer and will be a valid and binding agreement of the Selected Dealer, enforceable in accordance with its terms.

12. Selected Dealer hereby confirms that any independent contractors and registered representatives acting on Selected Dealer’s behalf have the appropriate securities registrations and licenses to offer and solicit purchasers for the Interests, and that the Selected Dealer will provide to the Dealer Manager and the Company an updated list of registered representatives approved to offer and solicit purchasers for the Interests upon request.

13. Selected Dealer hereby confirms that the consummation of the transactions contemplated herein and those contemplated by the Prospectus will not conflict with or result in a breach or violation of (a) the charter, bylaws, or similar organizational documents of the Selected Dealer; (b) any order, rule, or regulation directed to the Selected Dealer by any court or any federal or state regulatory body, self-regulatory organization, or administrative agency having jurisdiction over the Selected Dealer or its affiliates; or (c) the terms of any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document, or any other instrument to which the Selected Dealer is a party or to which it is bound or pursuant to which its assets are subject.

14. Selected Dealer hereby confirms that there is no claim, action, suit controversy, audit, arbitration, mediation or proceeding (collectively, any “Action”), before or by any regulatory authority, pending or, to the knowledge of the Selected Dealer, threatened, that adversely affects the Offering, to which the Selected Dealer is a party, or to which any of its assets is subject, that would prevent or restrict the consummation of the transactions contemplated by this Agreement. For purposes of this provision, a “regulatory authority” means any of FINRA, the SEC, a U.S. national securities exchange, the United States, any state or other political subdivision thereof, and any other foreign or domestic entity or government exercising or having the authority to exercise executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

Except as otherwise stated, the representations and warranties made in this Agreement are and shall be continuing representations and warranties. In the event that any of these representations or warranties becomes untrue or is incorrect, the Selected Dealer will immediately notify the Dealer Manager and the Company in writing of the fact which makes the representation or warranty untrue or incorrect.

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VII. Agency is Not Created.

Nothing contained in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative, or partner of the Dealer Manager or the Company, and Selected Dealer is not authorized to act for the Dealer Manager or the Company.

VIII. Prospectus and Supplemental Information

Selected Dealer is not authorized or permitted to give, and agrees not to give, any information or make any representation concerning the Shares except as set forth in the Prospectus and the Supplemental Information and the Authorized Sales Materials, which must be prepared and approved by the Dealer Manager and the Company. Selected Dealer will not send or provide amendments or supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or provided a Prospectus and all amendments and supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all amendments and supplements thereto with such Prospectus amendment or supplement or Authorized Sales Materials. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus, as well as any Supplemental Information and Authorized Sales Literature.

Selected Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager or the Company and is marked “broker-dealer use only” or otherwise bears a legend denoting that it is not to be used by Selected Dealer in connection with the offer or sale of Shares to prospective investors.

Selected Dealer agrees that it will not use in connection with the offer or sale of the Shares any material or writing that relates to another company or its affiliates supplied to it by the Company or the Dealer Manager that bears a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Selected Dealer further agrees that it will not prepare or use in connection with the offer or sale of Shares any investor sales literature, broker- dealer use only marketing materials or other documents that have not been previously approved by the Dealer Manager or the Company for use in the Offering.

The Selected Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Prospectus or amendment or supplement thereto to each person to whom it has furnished a copy of any previous Prospectus in the Offering.

IX. License and Association Membership

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Selected Dealer is a broker-dealer properly registered with the SEC, duly authorized to sell the Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Selected Dealer ceases to be a member in good standing of FINRA and Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA.

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X. Anti-Money Laundering Compliance Programs

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that:

(a)	it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”), and together with the USA PATRIOT Act, the “AML Rules,” reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Selected Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and it hereby covenants to remain in compliance with those requirements and shall, on request by the Company or the Dealer Manager, provide a certification that, as of the date of the certification;

	(i)	the Selected Dealer’s AML Program is consistent with the AML Rules; and

	(ii)	the Selected Dealer is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(b)	Further, in accordance with the USA PATRIOT Act, the Selected Dealer agrees that the Shares may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:

	(i)	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

	(ii)	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

	(iii)	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

	(iv)	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

	(v)	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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The Company (in addition to, and without any limitation of, its rights under Section II.6), the Transfer Agent and the Dealer Manager reserve the right to reject subscriptions for Shares from any customers of Selected Dealer who fail to provide necessary account information or who intentionally provide misleading information.

XI. Limitation of Offer

Selected Dealer will offer Shares only to potential investors who meet the qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Selected Dealer will comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

XII. Termination

Selected Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager.

Any party may terminate this Agreement by written notice to the other party, except that certain provisions of the Dealer Manager Agreement will survive the termination of this Agreement as set forth in Section 7 of the Dealer Manager Agreement, including but not limited to the indemnification provisions set forth in Section 6 of the Dealer Manager Agreement, which have been incorporated in this Agreement by reference and are binding on Selected Dealer. Such termination shall be effective 48 hours after such notice is provided in accordance with Section XVI hereof. If such termination is made, all fees, commissions and other compensation earned by Selected Dealer up to the termination date will be paid to Selected Dealer as and when provided for in Section IV of this Agreement.

This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Dealer, and any such amendment shall be deemed automatically accepted by Selected Dealer if it delivers an order for the sale of Shares to the Dealer Manager after it has received such notice; provided, however, no amendment to or waiver of any provision of this Agreement shall be effective against the Company without the prior written consent of the Company.

The Company is an express intended third party beneficiary of this Agreement and shall have the right to enforce the provisions of this Agreement directly to the extent the Company may deem such enforcement necessary or advisable to protect its rights hereunder.

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XIII. Privacy Laws

The Dealer Manager and Selected Dealer (each referred to individually in this Section as “a party”) agree as follows:

1. “Confidential Information” means all information provided by a party to this Agreement that is the disclosing party (the “Discloser”) to the other party to this Agreement that is the receiving party (the “Recipient”) that is proprietary and/or non-public information related to the past, present and future business activities of the Discloser, its affiliates and agents, including, without limitation, all information related to:

(a)	a party’s employees, customers, and third-party contractors;

(b)	a party’s operational and business proposals and plans, pricing, financial results and information, methods, processes, code, data, lists (including customer lists), inventions, apparatus, statistics, programs, research, development, information technology, network designs, passwords, sign-on codes, and usage data;

(c)	the terms and existence of this Agreement;

(d)	all Personal Information (as defined below); and

(e)	any other information that is designated as confidential by the Discloser.

All of the Discloser’s Confidential Information, including any derivative works thereof, is, and shall remain, proprietary to the Discloser.

“Personal Information” means all contact information of a person or entity provided by the Discloser to the other party, such as addresses, telephone numbers, information regarding the person’s gender, age, social security number, account numbers, financial and health information, Identifying Information (as defined below), and any information regarding any person’s/entity’s relationship to the Discloser.

“Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including without limitation, any name, social security number, date of birth, state of residence or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina scan or iris image, or other unique physical characteristic; unique electronic identification number, address, or routing code; or telecommunication identifying information or access device; as well as any consumer information within the definition of “nonpublic personal information” as set forth in Article V of the Gramm-Leach-Bliley Act (15 USC 6801 et seq.) and the rules and regulations adopted pursuant thereto, as amended from time to time.

2. Other than the Personal Information, Confidential Information does not include information that is or was, at the time of the disclosure:

(a)	generally known or available to the public;

(b)	received by the Recipient from a third-party;

(c)	already in the Recipient’s possession prior to the date of receipt from the Discloser; or

(d)	independently developed by the Recipient;

provided in each case that such foregoing information was not delivered to or obtained by the Recipient as a result of any breach of this Agreement, applicable law or any contractual or fiduciary obligation owed to the Discloser.

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The Recipient also may disclose the Discloser’s Confidential Information to the extent such disclosure is required by law, provided that the Discloser is given prompt notice of the disclosure requirement, to the extent practicable, so that the Discloser has an opportunity to petition for protective concealment of, or oppose, the disclosure.

3. At all times the Recipient shall:

(a)	use the same standard of care to protect the Confidential Information as it uses to protect its own confidential information of a similar nature, but not less than a commercially reasonable standard of care;

(b)	not use the Discloser’s Confidential Information other than as necessary to perform its obligations under this Agreement;

(c)	not disclose, or distribute, or disseminate the Confidential Information to any third party; and

(d)	disclose the Discloser’s Confidential Information to its agents and or affiliates on a “need to know” basis only, provided that the Recipient requires each of its affiliates and agents to be bound by obligations of the confidentiality and restrictions against disclosure of the Disclosure’s Confidential Information at least as restrictive as those contained in this Agreement.

Each party has implemented and shall maintain, and shall require all third parties to whom it discloses Confidential Information to implement and maintain, an effective information security program to protect the Confidential Information from disclosure that is not specifically authorized pursuant to this Agreement, including, without limitation, encrypting such information using commercially reasonable encryption technology. The security program shall be designed to:

(a)	ensure the security and confidentiality of the Confidential Information;

(b)	include reasonable policies and procedures designed to identify and detect patterns, practices, or specific activities that indicate the possible existence of identity theft, and prevent, and mitigate the risk thereof;

(c)	protect against any anticipated threats or hazards to the security or integrity of the Confidential Information including, without limitation, the risk of identity theft; and

(d)	protect against any unauthorized access to, or use of, the Confidential Information, including, without limitation, identifying and detecting any patterns, practices, or specific activities indicating the possibility of identity theft.

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In addition, the Recipient shall, upon Discloser’s written request, promptly provide the Discloser detailed information regarding any failure or breach of such security program involving Confidential Information provided to the Recipient by the Discloser pursuant to this Agreement, including how and when such failure or breach occurred, and what actions have been or are being taken to remedy such failure or breach.

(a)	Each party shall defend, indemnify and hold harmless the other party for any third-party claims that arise from or relate to any breach or alleged breach of its obligations under this Section (including any loss or cost arising from the failure to notify and timely cooperate with any notice requirement) in accordance with the terms of the indemnification provided for under this Agreement.

(b)	If a party knows of any disclosure or loss of, or inability to account for, or any incident relating to unauthorized access to or acquisition of, any Confidential Information of the other party under this Section, the party must notify the other party promptly and at its costs take the following actions:

(i)	promptly notify the other party in writing of the discovery of such disclosure, loss or incident, to the extent practicable, otherwise as soon as possible;

(ii)	take all actions as may be necessary or reasonably requested by the other party to minimize any resulting damages; and

(iii)	cooperate with the other party in all reasonable respects to notify affected individuals, if any, and minimize any resulting damage.

4. Limited Disclosure. The Recipient shall not disclose Confidential Information to any third-party or use any Confidential Information, except as permitted by law, and then only to the extent necessary to carry out its obligations under this Agreement.

XIV. Indemnification

1. Subject to the conditions set forth below, the Selected Dealer agrees to indemnify and hold harmless the Company, the Dealer Manager, and their respective affiliates, general partners, stockholders, partners, directors, officers, managers, employees, members and agents, each controlling person within the meaning of Section 15 of the Securities Act and each of their respective attorneys and accountants (“Indemnified Parties”) against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

(a)	any verbal or written representations made in connection with the Offering made by the Selected Dealer (other than by the Indemnified Parties), employees, or affiliates in violation of the Securities Act, the Exchange Act, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations or this Agreement;

(b)	the Selected Dealer’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations, other than any failure to comply which directly results from acts of the Company;

(c)	the breach by the Selected Dealer of any term, condition, representation, warranty, or covenant of this Agreement;

(d)	the failure by any Investor to comply with the suitability requirements set forth in the Prospectus or any applicable law, rule, or regulation;

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(e)	any fault in electronic signatures and/or stamped signatures in any form which have been used, obtained, or relied upon by the Selected Dealer with respect to this Agreement or any Subscription Agreement or DTC Settlement forms;

(f)	any untrue statement or alleged untrue statement of a material fact contained: (i) in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or any amendment or supplement thereto; (ii) in any Authorized Sales Materials; or (iii) in any Securities Application; or the omission or alleged omission to state in the Registration Statement, Prospectus, or any amendment or supplement thereto, or in the investor sales literature or in the broker-dealer and investment adviser use only marketing materials a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were not misleading; in the case of the preceding clauses in this subsection (f), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Selected Dealer specifically for use with reference to such Selected Dealer in the preparation of the Registration Statement, Prospectus, or any amendments or supplements thereto, the investor sales literature, the broker-dealer and investment adviser use only materials; and

(g)	any unauthorized use of the Authorized Sales Materials, the investor sales literature, broker-dealer and investment advisor use only marketing materials or any written material that is not Authorized Sales Materials or verbal representations concerning the Shares or the Offering by such Selected Dealer or its representatives or agents in violation of this Agreement.

2. If any action is brought against any of the Indemnified Parties in respect of which indemnity may be sought hereunder, the Indemnified Party shall promptly notify the Selected Dealer in writing of the institution of such action, and the Selected Dealer shall be entitled to assume the defense of such action, with counsel reasonably satisfactory to the Company (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties shall have the right to employ counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnified Parties’ expense; provided that, if the defendants in any such action include both the Indemnified Parties and the Selected Dealer and both parties have concluded that that there may be legal defenses available to the Indemnified Parties which are different from or additional to those available to the Selected Dealer, the Indemnified Parties shall have the right to select separate counsel to assert such legal defenses.

Upon receipt of notice from the Selected Dealer to the Indemnified Parties of its election to assume the defense of such action, the Selected Dealer shall not be liable to the Indemnified Parties for expenses incurred by the Indemnified Parties in connection with the defense thereof (other than reasonable costs of investigation) unless:

(a)	the Indemnified Parties shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Selected Dealer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Indemnified Parties;

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(b)	the Selected Dealer shall not have employed counsel reasonably satisfactory to the Indemnified Parties to represent the Indemnified Parties within a reasonable time after notice to the Selected Dealer of commencement of the action; or

(c)	the Selected Dealer has authorized in writing the employment of counsel for the Indemnified Parties. The Selected Dealer shall not be liable for any settlement of any action involving such Selected Dealer effected without the Selected Dealer’s written consent (which consent shall not be unreasonably withheld or delayed).

3. The Selected Dealer shall not, without the prior written consent of the Indemnified Parties, effect any settlement of any pending or threatened action in respect of which indemnification could have been sought hereunder by the Indemnified Parties. The Selected Dealer agrees to promptly notify the Company and Dealer Manager of the commencement of any litigation or proceedings against the Selected Dealer or any of its respective managers, members, officers, directors, partners, employees, affiliates, attorneys, accountants, or agents in connection with the Offering of the Shares or in connection with the Prospectus.

4. The indemnity provided to the Indemnified Parties pursuant to this Section XIV shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Indemnified Parties or any of its agents, or any omission or alleged omission of a material fact required to be disclosed by the Company or any of its agents.

XV. Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Section XIV (Indemnification) is for any reason held to be unavailable from the Selected Dealer, the parties shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the each party in connection with the events described in Section XIV (Indemnification), which resulted in such Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Dealer Manager or the Selected Dealer and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such omission or statement.

XVI. Notice

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

(a)	when delivered personally or by commercial messenger;

(b)	one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery;

(c)	when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; and

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(d)	in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager:

Preferred Capital Securities, LLC

3290 Northside Parkway NW, Suite 800

Atlanta, Georgia 30327

Attention: Mr. Jeff Smith

Email: jsmith@pcsalts.com

If to the Company:

Applied Digital Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, TX 75219

Attention: David Rench, Chief Financial Officer

E-mail: david@applieddigital.com

If to Selected Dealer, to the address or email address specified by Selected Dealer on the signature page hereto.

XVII. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Georgia and shall take effect when signed by Selected Dealer and countersigned by the Dealer Manager.

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The undersigned Selected Dealer has read the foregoing Agreement and hereby accepts and agrees to the terms and conditions set forth therein including but not limited to its indemnification obligations set forth in the Dealer Manager Agreement, which is incorporated herein by reference, and participation in offering and selling Shares in the Company.

Selected Dealer Name: _____________________________________________________________________________

Attention: ______________________________________________________________________________________

Address: _______________________________________________________________________________________

City, State and Zip Code: ___________________________________________________________________________

Telephone No.: __________________________________________________________________________________

E-mail Address: __________________________________________________________________________________

AGREED TO AND ACCEPTED BY THE
(Insert Date)	SELECTED DEALER:

(Insert Selected Dealer Name)

By:
Printed Name:
Title:

AGREED TO AND ACCEPTED BY THE
(Insert Date)	DEALER MANAGER:

PREFERRED CAPITAL SECURITIES, LLC

By:
Printed Name:
Title:

EXHIBIT A

DEALER MANAGER FEE RE-ALLOWANCE

We appreciate the opportunity to partner with your firm on the distribution of Applied Digital Corporation’s shares of Series E-1 Redeemable Preferred Stock.

This exhibit reflects the terms of reallowance to (the “Selected Dealer”) from the Dealer Manager Fee paid to Preferred Capital Securities, LLC (“PCS” or “Dealer Manager”) in exchange for marketing support services, including:

●	the volume of sales estimated to be made by the Selected Dealer; or

●	the Selected Dealer’s agreement to provide one or more of the following services:

●	providing internal marketing support personnel and marketing communications vehicles to assist the Dealer Manager in our promotion;

●	responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;

●	assisting investors with redemptions; or

●	providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

The Selected Dealer will receive           bps on its sales of the shares of Series E-1 Redeemable Preferred Stock.

This marketing reallowance can be used by your firm for the aforementioned services.

Please let me know if you have any additional questions by calling 727-424-7633. Thank you for the opportunity to partner with your firm on this offering.

Sincerely,

Linda Q. Cobelo

Chief Business Development Officer

EXHIBIT B

DEALER MANAGER AGREEMENT

See attached.